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                                                                   EXHIBIT 10.23

[LETTERHEAD OF MEDI-JECT CORPORATION]


February 20, 1998


Dr. Geoffrey Guy
GWG, Ltd.
Le Manior du Markham
Les Gravees
St. Petersport
Guernsey GY1 1RL
United Kingdom

Dear Geoffrey:

I am writing this letter agreement on behalf of Medi-Ject Corporation to engage your consulting services through a contract with GWG, Ltd. As the new injectors reach the market over the coming year, the Company faces many exciting business challenges.

It is our understanding that you will assist us with strategic planning and in relevant meetings and negotiations with third parties in the pharmaceutical industry. We have estimated that you will spend six days annually in Minneapolis (two days scheduled around three different Board of Directors meetings) and approximately an additional six days scattered through the year. In addition, you will be available for consultation by telephone and e-mail.

We have agreed that you will receive as compensation 20,000 option shares and a monthly cash stipend of $3,000, beginning March 1, 1998. In addition, you will be reimbursed for travel and other out of pocket expenses. Unless otherwise agreed to, the cash compensation will be address to GWG, Ltd. And the option shares will be in your name.

We have a verbal understanding that the term of this agreement will be two years, but we propose that the agreement be cancelable by either party with 60 days notice. The stock options vest over a twenty-four month period.

I have asked Todd Leonard to prepare and forward to you for signature a separate confidentiality agreement between GWG, Ltd. and Medi-Ject.
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Dr. Geoffrey Guy
Page 2
February 20, 1998

We at Medi-Ject deeply appreciate your continued interest in our business, and we look forward to working more closely with you. Please sign two copies of this letter and return one to me.

Sincerely yours,


/s/ Franklin Pass
Franklin Pass, M.D.
Chairman/CEO

/sf

enclosures



Agreed to and signed this 25th day of February, 1998.


/s/ Geoffrey W. Guy
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Geoffrey W. Guy